Monday August 10, 11:21 am Eastern time

Company Press Release

BE Aerospace Completes Acquisitions of
Aerospace Lighting Corporation and
SMR Aerospace, Inc.

WELLINGTON, FL--(BUSINESS WIRE)--Aug. 10, 1998--B/E Aerospace, Inc. (Nasdaq-NMS:
BEAV - news) announced today that it had completed the acquisitions of Aerospace Lighting Corporation (ALC) and SMR Aerospace, Inc. (SMR).

Aerospace Lighting Corporation, headquartered in Holbrook, New York, is the leading producer of interior cabin lighting for corporate and VIP jet aircraft, including aircraft manufactured by Cessna, Gulfstream, Bombardier, Raytheon, Israel Aircraft Industries, Dassault and Boeing, among others. The company also has a significant upgrade, retrofit and spares business as a result of its large installed base.

SMR Aerospace, Inc. (SMR), headquartered in Sharon Center, Ohio, is a worldwide leader in the provision of design, integration, installation and certification services for commercial aircraft passenger cabin interiors. SMR provides a broad range of interior reconfiguration services which allow airlines to change the size of certain classes of service, modify and upgrade the seating, install telecommunications or entertainment options, relocate galleys and lavatories, and install crew rest compartments. SMR is also a leading supplier of structural design and integration services, including airframe modifications for passenger and freighter conversions. In addition, SMR provides a variety of high-margin niche products and components that are used to facilitate reconfigurations and conversions. Finally, SMR is aggressively targeting the general aviation market through a line of aftermarket upgrade components for the most popular commuter and general aviation aircraft types.

B/E Chairman Amin J. Khoury stated, "We are pleased to have completed the acquisitions of ALC and SMR. As we have stated previously, ALC, the world's leading manufacturer of general aviation jet aircraft lighting, is highly complementary to our AMP and WEMAC(TM) business units, the world's leading manufacturers of seating and air valve components, respectively, for general aviation jet aircraft. Clearly, B/E has become a major participant in supplying cabin interior products and services to the rapidly growing general aviation/business/VIP aircraft market."

"The acquisition of SMR is a major strategic accomplishment for B/E. Adding SMR's capabilities to the Company positions B/E to handle the entire process of outfitting the cabin interior for its airline customers -- from the conceptualization and engineering design of new cabin interiors, to the supply of leading-edge cabin interior products, through the management of the final integration, installation and certification."

Khoury continued, "Both companies give B/E substantial new competitive opportunities to cross-sell its breadth of products and services to both existing and new airline and general aviation customers and to participate in their purchase decision-making processes at a significantly earlier stage. We expect both companies to be accretive to B/E's earnings in the current fiscal year."

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B/E Aerospace, Inc. designs, develops, manufactures, sells and services a broad line of passenger cabin interior products for both commercial and general aviation aircraft, including seating products, cabinetry, passenger entertainment systems, a full line of passenger and crew oxygen and protective breathing equipment, passenger service systems and components and a complete line of food and beverage preparation and storage equipment. The Company also provides a broad range of interior reconfiguration services and products as a prime vendor to commercial airlines. B/E Aerospace is the world's leading supplier of cabin interior products and services, serving virtually all the world's airlines, aircraft manufacturers and business jet owners.

This press release contains forward-looking statements that involve risks and uncertainties that may cause the Company's actual experience to differ materially from that anticipated. Factors that might cause such a difference include, but are not limited to, those discussed in the Company's filings with the Securities and Exchange Commission, including its most recent Form 10-Q, proxy statement and Form 10-K, and in "Risk Factors" in its Form S-3 filed on July 30, 1998 relating to the registration of the Company's common stock, as well as future events that have the effect of reducing the Company's available cash balances, such as unexpected operating losses or delays in the integration of the Company's acquired businesses or the delivery of the MDDS interactive video system or capital expenditures or cash expenditures related to possible future acquisitions.

_________________
Contact:

     Jay Jacobson, Scarsdale NY
     Financial Relations
     (914) 772-2737